Exhibit 99.1

    AARON RENTS, INC. TO PRESENT AT SUNTRUST ROBINSON HUMPHREY CONFERENCE

    ATLANTA, April 10 /PRNewswire-FirstCall/ -- Aaron Rents, Inc. (NYSE: RNT), the nation's leader in the sales and lease ownership, specialty retailing and rental of residential and office furniture, consumer electronics, home appliances and accessories, today announced that its President and Chief Operating Officer, Robert C. Loudermilk, Jr., and its Executive Vice President and Chief Financial Officer, Gilbert L. Danielson, will be making a presentation about Aaron Rents' business and financial profile at SunTrust Robinson Humphrey's 35th Annual Institutional Conference on Tuesday, April 11, 2006 at 2:00 Eastern Time.

    The public is invited to listen to the presentation by webcast accessible through SunTrust Robinson Humphrey's website, https://www.suntrustrh.com. The webcast will be archived for playback at that same site. In addition, the presentation will be available and archived at Aaron Rents' website, http://www.aaronrents.com, in the "Investor Relations" section.

    Aaron Rents, Inc., based in Atlanta, currently has more than 1,200 Company-operated and franchised stores in 46 states, Canada, and Puerto Rico for the rental and sale of residential and office furniture, consumer electronics, home appliances and accessories. The Company also manufactures furniture, bedding and accessories at 12 facilities in four states.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in the presentation referred to in this news release regarding Aaron Rents, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, customer demand and other issues, and the risks and uncertainties discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal 2005, which discussion is incorporated herein by this reference.

SOURCE  Aaron Rents, Inc.
    -0-                             04/10/2006
    /CONTACT: Gilbert L. Danielson, Executive Vice President, Chief Financial Officer, +1-678-402-3334/
    /Web site:  http://www.aaronrents.com
                https://www.suntrustrh.com /
    (RNT)